Exhibit 99.1

A-Mark Precious Metals Renews $260 Million Revolving Credit Facility

El Segundo, CA – March 1, 2019 – A-Mark Precious Metals, Inc. (NASDAQ: AMRK), a leading full-service provider of products and services to the global precious metals market, has executed the renewal of its existing $260 million credit facility, which consists of a $210 million revolving credit facility with a $50 million accordion feature. The renewal will become effective on March 29, 2019 and matures on March 27, 2020. Cooperative Rabobank U.A. acted as Joint Lead Arranger and Administrative Agent/Bookrunner, and Natixis acted as Joint Lead Arranger and Syndication Agent.

“The renewal of our credit facility reflects the continued support of our growth strategy by our lending partners and provides us with sufficient liquidity to capitalize on attractive trading opportunities,” said A-Mark CEO, Greg Roberts. “With this $260 million credit facility dedicated to our Wholesale Trading segment, along with the $100 million asset-backed securitization for our Secured Lending segment, we have impactful and cost-effective financing vehicles in place to more aggressively expand both areas of our business to new levels.”

Additional details of the credit facility agreement are available in the company’s current report on Form 8-K, which will be filed with the U.S. Securities and Exchange Commission by March 6, 2019.

About A-Mark Precious Metals
Founded in 1965, A-Mark Precious Metals, Inc. (NASDAQ: AMRK) is a leading full-service precious metals trading company and wholesaler of gold, silver, platinum and palladium bullion and related products. The company’s global customer base includes sovereign and private mints, manufacturers and 6collectors and retail customers. The company conducts its operations through three complementary segments: Wholesale Trading & Ancillary Services, Secured Lending and Direct Sales.

A-Mark operates several business units in its Wholesale Trading & Ancillary Services segment, including Industrial, Coin and Bar, Trading and Finance, Transcontinental Depository Services (TDS), Logistics and Mint. Its Industrial unit services manufacturers and fabricators of products utilizing precious metals, while its Coin and Bar unit deals in over 200 different products for distribution to dealers and other qualified purchasers. As a U.S. Mint-authorized purchaser of gold, silver and platinum coins, A-Mark purchases bullion products directly from the U.S. Mint for sale to customers. A-Mark also has distributorships with other sovereign mints, including in Australia, Austria, Canada, China, Mexico, South Africa and the United Kingdom. Through its TDS subsidiary, A-Mark provides customers with storage and management solutions for precious metals worldwide. Through its A-M Global Logistics subsidiary, A-Mark provides customers an array of complementary services, including storage, shipping, and delivery of precious metals and custom coins on a secure basis. A-Mark also holds a majority stake in a joint venture that owns the minting operations known as SilverTowne Mint, which enables A-Mark to mint proprietary products as well as provides greater access to fabricated silver products.

The company operates its Secured Lending segment through its wholly-owned subsidiary, CFC. Founded in 2005, CFC is a California licensed finance lender that originates and acquires loans secured by bullion and numismatic coins. Its customers include coin and precious metal dealers, investors and collectors.

A-Mark operates its Direct Sales segment through its wholly-owned subsidiary Goldline Inc., a direct retailer of precious metals to the investor community. Goldline markets A-Mark’s precious metal products through various channels, including radio, television and the Internet.

A-Mark is headquartered in El Segundo, California and with offices and facilities in Vienna, Austria and Las Vegas, Nevada. For more information, visit www.amark.com.

Company Contact:
Thor Gjerdrum, President
A-Mark Precious Metals, Inc.
1-310-587-1414
thor@amark.com

Investor Relations Contact:
Matt Glover
Liolios
1-949-574-3860
AMRK@liolios.com